Exhibit 99.Bq.(i)

The Hartford Mutual Funds, Inc. (333-02381)

The Hartford Mutual Funds II, Inc. (002-11387)

The Hartford Income Shares Fund, Inc. (811-02281)

Hartford Series Fund, Inc. (333-45431)

Hartford HLS Series Fund II, Inc. (033-03920)

POWER OF ATTORNEY

February 7, 2007

Lynn S. Birdsong	Robert M. Gavin
Duane E. Hill	Sandra S. Jaffee
William P. Johnston	Thomas M. Marra
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith	David M. Znamierowski

do hereby constitute and appoint as their attorney in fact Edward P. Macdonald, Jill G. Powilatis and/or Michael G. Phillips to sign on their behalf any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment and any Application for Exemptive Relief or other filings with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Lynn S. Birdsong	/s/ Robert M. Gavin
Lynn S. Birdsong	Robert M. Gavin

/s/ Duane E. Hill	/s/ Sandra S. Jaffee
Duane E. Hill	Sandra S. Jaffee

/s/ William P. Johnston	/s/ Thomas M. Marra
William P. Johnston	Thomas M. Marra

/s/ Phillip O. Peterson	/s/ Lemma W. Senbet
Phillip O. Peterson	Lemma W. Senbet

/s/ Lowndes A. Smith	/s/ David M. Znamierowski
Lowndes A. Smith	David M. Znamierowski